                                                                    Exibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

   THE                  TO THE HOLDERS OF:                      98-NSC-1
BANK OF                 The Bank of New York, as Trustee under the
   NEW                  Lehman Bros. Lehman Corporate Bond Backed Certificates
  YORK                  Class A2
                            CUSIP NUMBER: 219-87H-AN5

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending : May 15,2001


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

INTEREST ACCOUNT
Balance as of November 15,2000 .................................................                               $         0.00
      Schedule Income received on securities ...................................                               $   987,500.00
      Unscheduled Income received on securities ................................                               $         0.00
      Schedule Interest received from Swap Counterparty ........................                               $         0.00
      Unscheduled Interest received from Swap Counterparty .....................                               $         0.00
      Interest Received on sale of Securties ...................................                               $         0.00
LESS:
      Distribution to Beneficial Holders .......................................   $   652,641.00
      Distribution to Swap Counterparty ........................................   $         0.00
      Trustee Fees .............................................................   $     2,250.00
      Fees allocated for third party expenses ..................................   $       750.00
Balance as of May 15,2001                                                                Subtotal              $   331,859.00


PRINCIPAL ACCOUNT
Balance as of November 15,2000 .................................................                               $         0.00
      Scheduled Principal payment received on securities .......................                               $         0.00
      Principal received on sale of securities .................................                               $         0.00
LESS:
      Distribution to Beneficial Holders .......................................   $   331,859.00
      Distribution to Swap Counterparty ........................................   $         0.00
Balance as of May 15,2001                                                                Subtotal              $   331,859.00
                                                                                          Balance              $         0.00
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                  UNDERLYING SECURITIES HELD AS OF: May 15,2001

Principal
Amount                                                 Title of Security
---------                                              -----------------
25,000,000

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